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                                                                   EXHIBIT 23.5

                       CONSENT OF MANAGEMENT PLANNING INC.

         We hereby consent to the use of our opinion letter dated March 25, 1996 to the Board of Directors of Lipe-Rollway Corporation, included as Exhibit B to the Proxy Statement/Prospectus which forms a part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of Emersub XLI, Inc., a wholly owned subsidiary of Emerson Electric Co., with and into Lipe-Rollway Corporation, and to the references therein to such opinion in the introductory section of the Proxy Statement/Prospectus and in the sections captioned "Summary--Fairness Opinion" and "The Merger--Rollway's Reasons for Merger; Recommendation of Rollway's Board of Directors."

         In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                      MANAGEMENT PLANNING, INC.

                                      By: /s/ James W. Brockardt
                                          -------------------------------------
                                          James W. Brockardt, CBA
                                          Vice President

March 25, 1996

                                      By: /s/ Roy H. Meyers
                                          -------------------------------------
                                          Roy H. Meyers, CFA
                                          Vice President